Exhibit 23.1

                                BDO Dunwoody LLP
                              Chartered Accountants

                                                                  600 Park Place
                                                              666 Burrard Street
                                                   Vancouver, BC, Canada V6C 2X8
                                                      Telephone:  (604) 688-5421
                                                        Telefax:  (604) 688-5132
                                                       E-mail:  vancouver@bdo.ca
                                                                      www.bdo.ca

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 Consent of Independent Accountants
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First Cypress Technologies, Inc.
Vancouver, Canada

We hereby consent to the incorporation by reference in the Registration
Statement Form S-8, dated May 9, 2003 in connection with the registration of
4,200,000 shares under the 2003 Consulting Services Plan of First Cypress
Technologies, Inc., of our report dated April 16, 2003 relating to the consolidated financial statements of First Cypress Technologies, Inc., which appears in the Form 10-KSB filed on April 25, 2003. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO Dunwoody LLP

Chartered Accountants
Vancouver, Canada
May 9, 2003